SLM Student Loan Trust 2002-5 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 03/01/05-05/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/05	Activity	5/31/2005
A	i	Portfolio Balance	$653,208,896.53	$(56,280,893.36)	$596,928,003.17
	ii	Interest to be Capitalized	10,809,250.55		10,874,985.57

	iii	Total Pool	$664,018,147.08		$607,802,988.74

	iv	Specified Reserve Account Balance	1,660,045.37		1,519,507.47

	v	Total Adjusted Pool	$665,678,192.45		$609,322,496.21

B	i	Weighted Average Coupon (WAC)	3.266%		3.259%
	ii	Weighted Average Remaining Term	114.01		112.35
	iii	Number of Loans	227,118		210,571
	iv	Number of Borrowers	135,623		126,453
	v	Aggregate Outstanding Principal Balance - T-Bill	$102,944,840.94		$92,588,798.33
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$561,073,306.14		$515,214,190.41

						% of		% of
	Notes			Spread	Balance 3/15/05	O/S Securities	Balance 6/15/05	O/S Securities
C	i	A-1 Notes	78442GDZ6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GEA0	0.030%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GEB8	0.100%	142,928,192.45	21.471%	86,572,496.21	14.208%
	iv	A-4L Notes	78442GEC6	0.150%	182,750,000.00	27.453%	182,750,000.00	29.992%
	v	A-4CP Notes	78442GED4	0.230%	300,000,000.00	45.067%	300,000,000.00	49.235%
	vi	B Notes	78442GEE2	0.430%	40,000,000.00	6.009%	40,000,000.00	6.565%

	vii	Total Notes			$665,678,192.45	100.000%	$609,322,496.21	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,660,045.37	$1,519,507.47
	iv	Reserve Account Floor Balance ($)	$1,325,707.00	$1,325,707.00
	v	Current Reserve Acct Balance ($)	$1,660,045.37	$1,519,507.47

II. 2002-5 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$52,493,008.33
	ii	Principal Collections from Guarantor	5,365,466.99
	iii	Principal Reimbursements	64,452.92
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$57,922,928.24

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,200.85
	ii	Capitalized Interest	(1,643,235.73)

	iii	Total Non-Cash Principal Activity	$(1,642,034.88)

C	Total Student Loan Principal Activity		$56,280,893.36

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,235,122.11
	ii	Interest Claims Received from Guarantors	122,247.24
	iii	Collection Fees/Return Items	43,962.89
	iv	Late Fee Reimbursements	143,173.21
	v	Interest Reimbursements	28,729.25
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,677,391.64
	viii	Subsidy Payments	1,112,630.08

	ix	Total Interest Collections	$6,363,256.42

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$375.70
	ii	Capitalized Interest	1,643,235.73

	iii	Total Non-Cash Interest Adjustments	$1,643,611.43

F	Total Student Loan Interest Activity		$8,006,867.85

G	Non-Reimbursable Losses During Collection Period		$100.31

H	Cumulative Non-Reimbursable Losses to Date		$475,007.15

III. 2002-5 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$15,807,030.94
	ii	Consolidation Principal Payments	42,051,444.38
	iii	Reimbursements by Seller	67.47
	iv	Borrower Benefits Reimbursements	1,929.83
	v	Reimbursements by Servicer	(26.18)
	vi	Re-purchased Principal	62,481.80

	vii	Total Principal Collections	$57,922,928.24

B	Interest Collections
	i	Interest Payments Received	$5,725,690.53
	ii	Consolidation Interest Payments	421,700.54
	iii	Reimbursements by Seller	771.13
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	24,881.91
	vi	Re-purchased Interest	3,076.21
	vii	Collection Fees/Return Items	43,962.89
	viii	Late Fees	143,173.21

	ix	Total Interest Collections	$6,363,256.42

C	Other Reimbursements		$31,183.79

D	Administrator Account Investment Income		$—

E	Trust Account Investment Income		$293,091.93

F	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$64,610,460.38
	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(964,891.46)

G	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$63,645,568.92

H	Servicing Fees Due for Current Period		$460,141.77

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$480,141.77

IV. 2002-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.770%	2.770%	48,929	33,481	21.543%	15.900%	$155,982,857.24	$103,778,126.67	23.879%	17.385%

Grace
Current	2.770%	2.770%	10,931	23,224	4.813%	11.029%	$33,078,974.54	$75,015,087.10	5.064%	12.567%

TOTAL INTERIM	2.770%	2.770%	59,860	56,705	26.356%	26.929%	$189,061,831.78	$178,793,213.77	28.944%	29.952%
REPAYMENT
Active
Current	3.647%	3.651%	91,094	83,897	40.109%	39.843%	$231,238,168.70	$204,756,701.70	35.400%	34.302%
31-60 Days Delinquent	3.594%	3.592%	7,136	6,870	3.142%	3.263%	$20,346,697.90	$19,779,041.83	3.115%	3.313%
61-90 Days Delinquen	3.520%	3.575%	5,654	4,359	2.489%	2.070%	$17,240,403.98	$12,160,374.03	2.639%	2.037%
91-120 Days Delinquent	3.553%	3.537%	3,243	2,787	1.428%	1.324%	$9,720,900.31	$8,013,307.69	1.488%	1.342%
> 120 Days Delinquent	3.551%	3.525%	9,339	9,650	4.112%	4.583%	$26,961,020.04	$27,932,034.37	4.127%	4.679%

Deferment
Current	2.859%	2.855%	27,724	24,511	12.207%	11.640%	$83,166,811.14	$73,628,349.73	12.732%	12.335%

Forbearance
Current	3.507%	3.488%	21,743	20,671	9.573%	9.817%	$72,048,642.90	$68,780,943.65	11.030%	11.522%

TOTAL REPAYMENT	3.468%	3.467%	165,933	152,745	73.060%	72.538%	$460,722,644.97	$415,050,753.00	70.532%	69.531%
Claims in Process (1)	3.514%	3.584%	1,321	1,117	0.582%	0.530%	$3,416,747.15	$3,075,433.72	0.523%	0.515%
Aged Claims Rejected (2)	3.370%	3.717%	4	4	0.002%	0.002%	$7,672.63	$8,602.68	0.001%	0.001%
GRAND TOTAL	3.266%	3.259%	227,118	210,571	100.000%	100.000%	$653,208,896.53	$596,928,003.17	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-5 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.233%	131,113	$329,264,673.55	55.160%
- GSL — Unsubsidized	3.094%	69,187	$226,064,296.36	37.871%
- PLUS Loans	4.295%	10,271	$41,599,033.26	6.969%
- SLS Loans	0.000%	0	$—	0.000%

- Total	3.259%	210,571	$596,928,003.17	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.231%	175,667	$523,198,794.60	87.649%
- Two Year	3.386%	28,367	$59,458,226.96	9.961%
- Technical	3.753%	6,537	$14,270,981.61	2.391%
- Other	0.000%	0	$—	0.000%

- Total	3.259%	210,571	$596,928,003.17	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-5 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$4,005,040.53
B	Interest Subsidy Payments Accrued During Collection Period	1,078,397.27
C	SAP Payments Accrued During Collection Period	2,992,816.21
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	293,091.93
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F	Net Expected Interest Collections	$8,369,345.94

VII. 2002-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	03/15/05 - 06/15/05	0.00000%

B	Class A-2 Interest Rate	0.000000000	03/15/05 - 06/15/05	0.00000%

C	Class A-3 Interest Rate	0.007947778	03/15/05 - 06/15/05	3.11000%

D	Class A-4L Interest Rate	0.008075556	03/15/05 - 06/15/05	3.16000%

E	Class A-4CP Interest Rate	0.008452758	03/15/05 - 06/15/05	3.35354%

F	Class B Interest Rate	0.008791111	03/15/05 - 06/15/05	3.44000%

VIII. 2002-5 Input from Previous Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$653,208,896.53
	ii Interest To Be Capitalized	10,809,250.55

	iii Total Pool	$664,018,147.08
	iv Specified Reserve Account Balance	1,660,045.37

	v Total Adjusted Pool	$665,678,192.45

B	Total Note and Certificate Factor	0.49714577479
C	Total Note Balance	$665,678,192.45

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i Current Factor	0.000000000	0.000000000	0.631029547	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$0.00	$149,928,192.45	$182,750,000.00	$300,000,000.00	$40,000,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$1,660,045.37
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2002-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-F)		$63,645,568.92	$63,645,568.92

B	Primary Servicing Fees-Current Month		$460,141.77	$63,185,427.15

C	Administration Fee		$20,000.00	$63,165,427.15

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$63,165,427.15
	ii	Class A-2	$0.00	$63,165,427.15
	iii	Class A-3	$1,135,961.51	$62,029,465.64
	iv	Class A-4L	$1,475,807.78	$60,553,657.86
	v	Class A-4CP	$2,535,827.51	$58,017,830.35
	vi	Class B	$351,644.44	$57,666,185.91

	vii	Total Noteholder's Interest Distribution	$5,499,241.24

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$57,666,185.91
	ii	Class A-2	$0.00	$57,666,185.91
	iii	Class A-3	$56,355,696.24	$1,310,489.67
	iv	Class A-4L	$0.00	$1,310,489.67
	v	Class A-4CP	$0.00	$1,310,489.67
	vi	Class B	$0.00	$1,310,489.67

	vii	Total Noteholder's Principal Distribution	$56,355,696.24

F	Increase to the Specified Reserve Account Balance		$0.00	$1,310,489.67

G	Carryover Servicing Fees		$0.00	$1,310,489.67

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,310,489.67
	ii	Class A-2	$0.00	$1,310,489.67
	iii	Class A-3	$0.00	$1,310,489.67
	iv	Class A-4L	$0.00	$1,310,489.67
	v	Class A-4CP	$0.00	$1,310,489.67
	vi	Class B	$0.00	$1,310,489.67

	vii	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$1,310,489.67	$0.00

X. 2002-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due	$0.00	$0.00	$1,135,961.51	$1,475,807.78	$2,535,827.51	$351,644.44
	ii	Quarterly Interest Paid	0.00	0.00	$1,135,961.51	$1,475,807.78	$2,535,827.51	351,644.44

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$0.00	$56,355,696.24	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	0.00	56,355,696.24	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$0.00	$57,491,657.75	$1,475,807.78	$2,535,827.51	$351,644.44

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05	$665,678,192.45
	ii	Adjusted Pool Balance 5/31/05	609,322,496.21

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$56,355,696.24

	iv	Adjusted Pool Balance 2/28/05	$665,678,192.45
	v	Adjusted Pool Balance 5/31/05	609,322,496.21

	vi	Current Principal Due (iv-v)	$56,355,696.24
	vii	Principal Shortfall from previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$56,355,696.24

	ix	Principal Distribution Amount Paid	$56,355,696.24

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$56,355,696.24
D		Total Interest Distribution	5,499,241.24

E		Total Cash Distributions	$61,854,937.48

F	Note Balances			3/15/2005	Pay Down Factor	6/15/2005
	i	A-1 Note Balance	78442GDZ6	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GEA0	$—		$—
		A-2 Note Pool Factor		0.000000000	0.000000000	0.000000000

	iii	A-3 Note Balance	78442GEB8	$142,928,192.45		$86,572,496.21
		A-3 Note Pool Factor		0.631029547	0.248811021	0.382218526

	iv	A-4L Note Balance	78442GEC6	$182,750,000.00		$182,750,000.00
		A-4L Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-4CP Note Balance	78442GED4	$300,000,000.00		$300,000,000.00
		A-4CP Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GEE2	$40,000,000.00		$40,000,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,660,045.37
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,310,489.67

	iv	Total Reserve Account Balance Available			$2,970,535.04
	v	Required Reserve Account Balance			$1,519,507.47

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Excess Certificateholder			$1,451,027.57
	viii	Ending Reserve Account Balance			$1,519,507.47

XI. 2002-5 Historical Pool Information

					2004	2003
			03/01/05-05/31/05	12/01/04-02/28/05	12/1/03-11/30/04	12/01/2002-11/30/03

Beginning Student Loan Portfolio Balance			$653,208,896.53	$718,378,691.00	$970,747,854.40	$1,233,097,345.26

	Student Loan Principal Activity
	i	Regular Principal Collections	$52,493,008.33	$60,436,464.26	$247,625,673.27	$214,878,453.48
	ii	Principal Collections from Guarantor	5,365,466.99	7,239,427.28	16,920,167.07	13,173,746.46
	iii	Principal Reimbursements	64,452.92	31,779.51	689,855.02	47,726,991.00
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$57,922,928.24	$67,707,671.05	$265,235,695.36	$275,779,190.94
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,200.85	$18,375.78	$295,037.61	$667,627.93
	ii	Capitalized Interest	(1,643,235.73)	(2,556,252.36)	(13,161,569.57)	(14,097,328.01)

	iii	Total Non-Cash Principal Activity	$(1,642,034.88)	$(2,537,876.58)	$(12,866,531.96)	$(13,429,700.08)

(-)	Total Student Loan Principal Activity		$56,280,893.36	$65,169,794.47	$252,369,163.40	$262,349,490.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,235,122.11	$2,433,977.54	$11,936,885.78	$14,432,044.66
	ii	Interest Claims Received from Guarantors	122,247.24	174,415.92	444,945.74	542,446.70
	iii	Collection Fees/Return Items	43,962.89	43,148.73	120,262.88	66,072.29
	iv	Late Fee Reimbursements	143,173.21	144,752.12	553,655.86	467,921.77
	v	Interest Reimbursements	28,729.25	23,729.50	42,151.55	521,796.42
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	2,677,391.64	2,042,668.06	1,750,230.97	196,837.43
	viii	Subsidy Payments	1,112,630.08	1,327,109.24	7,520,266.10	15,643,476.71

	ix	Total Interest Collections	$6,363,256.42	$6,189,801.11	$22,368,398.88	$31,870,595.98

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$375.70	$(223.10)	$7,640.87	$(411,176.60)
	ii	Capitalized Interest	1,643,235.73	2,556,252.36	13,161,569.57	14,097,328.01

	iii	Total Non-Cash Interest Adjustments	$1,643,611.43	$2,556,029.26	$13,169,210.44	$13,686,151.41

	Total Student Loan Interest Activity		$8,006,867.85	$8,745,830.37	$35,537,609.32	$45,556,747.39

(=)	Ending Student Loan Portfolio Balance		$596,928,003.17	$653,208,896.53	$718,378,691.00	$970,747,854.40
(+)	Interest to be Capitalized		$10,874,985.57	$10,809,250.55	$11,489,977.68	$16,568,293.40

(=)	TOTAL POOL		$607,802,988.74	$664,018,147.08	$729,868,668.68	$987,316,147.80

(+)	Reserve Account Balance		$1,519,507.47	$1,660,045.37	$1,824,671.67	$2,468,290.37

(=)	Total Adjusted Pool		$609,322,496.21	$665,678,192.45	$731,693,340.35	$989,784,438.17

XII. 2002-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$1,194,339,327	12.50%
Jun-03	$1,152,815,099	11.94%
Sep-03	$1,074,850,667	14.12%
Dec-03	$987,316,148	16.31%
Mar-04	$916,541,304	17.04%
Jun-04	$881,813,570	15.97%
Sep-04	$799,733,119	17.39%
Dec-04	$729,868,669	18.25%
Mar-05	$664,018,147.08	18.93%
Jun-05	$607,802,988.74	19.29%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.